      As filed with the Securities and Exchange Commission on June 11, 2001
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           o2wireless Solutions, Inc.
      ---------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Georgia                                     58-2467466
-----------------------------------        -----------------------------------
  (State or other jurisdiction               (I.R.S. Employer Identification
  of incorporation or organization)                    Number)

              440 Interstate North Parkway, Atlanta,     Georgia 30339
              --------------------------------------------------------
               (Address of Principal Executive Offices)   (Zip Code)

                             1998 STOCK OPTION PLAN
                             ----------------------
                            (Full Title of the Plan)

                            Stephen F. Johnston, Sr.
                              Chairman of the Board
                          440 Interstate North Parkway
                             Atlanta, Georgia 30339
                                 (770) 763-5620
                       ----------------------------------
                   (Name, address, telephone number, including
                        area code, of agent for service)

                             ----------------------
                              Copies Requested to:
                             Terry F. Schwartz, Esq.
                         Smith, Gambrell & Russell, LLP
                     1230 Peachtree Street, N.E., Suite 3100
                             Atlanta, Georgia 30309
                                 (404) 815-3500
                             ----------------------

                         CALCULATION OF REGISTRATION FEE


 ===============================================================================================================================

                                                    Proposed Maximum        Proposed Maximum
   Title of Securities        Amount to be         Offering Price Per      Aggregate Offering            Amount of
     to be Registered          Registered              Share(1)                 Price(1)             Registration Fee

 -------------------------------------------------------------------------------------------------------------------------------

 Options and Shares of
 $.0001 par value                3,550,000                $2.37                $8,413,500                     $2104
 Common Stock                     Shares
 -------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low reported prices of the Common Stock on the Nasdaq National Market on June 7, 2001.
================================================================================

         This Registration Statement covers 3,550,000 additional shares of the $.0001 par value Common Stock of o2wireless Solutions, Inc. (the "Company") issuable pursuant to the Company's 1998 Stock Option Plan, as amended, for which a previously filed Registration Statement on Form S-8 is effective. The contents of the Company's earlier Registration Statement on Form S-8, File No. 333-54260, as filed with the Securities and Exchange Commission (the "Commission") on January 25, 2001, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 2000;
         2. The Company's definitive Proxy Statement dated April 24, 2001 as filed with the Commission in connection with the 2001 Annual Meeting of Stockholders;
         3. Current Report on Form 8-K (Event Date: January 2, 2001) as filed with the Commission on January 17, 2001;
         4.       Form 8-K/A as filed with the Commission on March 19, 2001;
         5. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001; and
         6. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on August 9, 2000.

ITEM 8. EXHIBITS.

        The following exhibits are filed with or incorporated by reference into this Registration Statement. The exhibit denominated by an asterisk (*) was previously filed as exhibit number 10.1 to, and is hereby incorporated by reference from, the Registration Statement on Form S-1 under the Securities Act of 1933 for the Company, Registration No. 333-36678.

        EXHIBIT
        NUMBER           DESCRIPTION OF EXHIBIT
        -------          ----------------------
           5.1    Opinion of Smith, Gambrell & Russell, LLP.

         *10.1    1998 Stock Option Plan, as amended.

          10.2    Amendment effective February 27, 2001 to 1998 Stock Option
                  Plan.

          23.1    Consent of KPMG LLP.

          23.2 Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1).

          24.1 Powers of Attorney (contained on the signature page to this Registration Statement).

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on the 8th day of June, 2001.

                                         O2WIRELESS SOLUTIONS, INC.



                                         By:/s/ Stephen F. Johnston, Sr.
                                            -----------------------------------
                                            Stephen F. Johnston, Sr.
                                            Chairman of the Board and Chief
                                            Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen F. Johnston, Sr. and William J. Loughman as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

                SIGNATURE                                    TITLE                                DATE
                ---------                                    -----                                ----
/s/ Stephen F. Johnston, Sr.                Chairman of the Board and Chief                   June 8, 2001
---------------------------------------     Executive Officer (Principal Executive
Stephen F. Johnston, Sr.                    Officer) and Director


/s/ William J. Loughman                     Executive Vice President, Secretary,              June 8, 2001
---------------------------------------     Treasurer and Chief Financial Officer
William J. Loughman                         (Principal Financial and Accounting
                                            Officer)


/s/ John G. Farmer, Jr.                     Director                                          June 8, 2001
---------------------------------------
John G. Farmer, Jr.


/s/ Andrew D. Roscoe                                                                          June 6, 2001
---------------------------------------
Andrew D. Roscoe                            Director


/s/ Lisa Roumell                            Director                                          June 7, 2001
---------------------------------------
Lisa Roumell


                                            Director                                         June ___, 2001
---------------------------------------
Darin R. Winn


/s/ Murray L. Swanson                       Director                                          June 8, 2001
---------------------------------------
Murray L. Swanson


/s/ Robert J. Lambrix                       Director                                          June 8, 2001
----------------------------------------
Robert J. Lambrix

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION OF EXHIBIT
------         ----------------------
5.1            Opinion of Smith, Gambrell & Russell, LLP

10.2           Amendment effective February 27, 2001 to 1998 Stock Option Plan

23.1           Consent of KPMG LLP